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                                                                    Exhibit 23-A

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3), and related Prospectus of Phillips Petroleum Company for the registration of $800,000,000 of its securities (as defined in the Registration Statement) and to the incorporation by reference therein of our report dated March 19, 1999, with respect to the consolidated financial statements and schedule of Phillips Petroleum Company included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

                                                               ERNST & YOUNG LLP

Tulsa, Oklahoma
June 25, 1999